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                                                                     EXHIBIT 5.1



              [LETTERHEAD OF TROUTMAN SANDERS LLP APPEARS HERE]


Southern Investments UK plc
800 Park Avenue, Aztec West
Almondsbury
Bristol BS12 4SE, England

    RE:  Registration Statement on Form S-1

Gentlemen:

    We have acted as counsel to Southern Investments UK plc (the "Company") in connection with the preparation of a Registration Statement on Form S-1, including a preliminary prospectus, filed with the Securities and Exchange Commission (the "Commission") on July 29, 1996 (File No. 333-09033) as amended by Amendment No. 1 filed with the Commission on August 28, 1996, and by Amendment No. 2 filed with the Commission on September 24, 1996, (as so amended, the "Registration Statement"), for the registration under the Securities Act of 1933, as amended (the "Act"), of Senior Notes (the "Senior Notes") to be issued by the Company pursuant to an indenture between the Company and the trustee named therein (the "Indenture") and pursuant to the supplemental indenture between the Company and the trustee named therein (the "First Supplemental Indenture"), in each case in the respective forms filed as exhibits to the Registration Statement.

    In this capacity, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary as a basis for the opinion hereinafter expressed. In our examinations, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents presented to us as originals and the conformity with the originals of all documents submitted to us as copies.

    Based upon such examination and the assumptions set forth herein, subject to the limitations set forth herein and having considered such questions of law as we have deemed necessary as a basis for the opinion expressed below, we are of the opinion that, upon compliance with the pertinent provisions of the Act and the Trust Indenture Act of 1939, as amended, upon the adoption of appropriate resolutions of the Board of Directors of the Company or a duly authorized committee thereof, when the Indenture and the Senior Notes have been duly executed by the parties thereto substantially in the form filed as exhibit to the Registration Statement and the Senior Notes have been duly authenticated by the Trustee in the manner contemplated in the Indenture and duly delivered to and paid for by the Underwriters (as defined in the attached opinion of Shearman & Sterling) in accordance with the terms of the Underwriting Agreement (as defined in the attached opinion of Shearman & Sterling), the Senior Notes will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to possible judicial acting giving effect to foreign governmental


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Southern Investments UK plc
September 26, 1996
Page 2

actions or foreign laws affecting creditors' rights and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforcement is considered in a proceeding in equity or at law).

    In rendering the opinion expressed above, we have assumed the due existence of each party to each document referred to therein, that the execution and delivery of each such document will be effected in accordance with all laws, regulations, procedures and contractual restrictions applicable to the party taking such action and that such action will not violate any such law, regulation, contractual restriction or procedure.

     We are attorneys admitted to practice in the State of Georgia and we do not express any opinion herein concerning any law other than the law of the State of Georgia, the State of New York and the federal law of the United States. To the extent that our opinion expressed herein relates to the law of the State of New York, we have relied exclusively on the opinion of Shearman & Sterling attached hereto as Exhibit A.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements with respect to our firm under the caption "Legal Matters" in the Registration Statement.

                                    Very truly yours,

                                    TROUTMAN SANDERS LLP